Exhibit 23.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

406 Lippincott Drive.

Suite J

Marlton, NJ 08053

(856) 355-5900   Fax (856) 396-0022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report and by reference as “Experts” in this Registration Statement filed by Conolog Corporation on Form S-8, of our report dated November 12, 2009 (which report expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of Conolog Corporation for the year ended July 31, 2009.

Bagell, Josephs, Levine & Company, L.L.C.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

Marlton, NJ 08053, New Jersey

February 1, 2010